UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 5, 2019 (December 4, 2019)

J.JILL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38026 (Commission File Number)	45-1459825 (I.R.S. Employer Identification No.)

4 Batterymarch Park
Quincy, MA 02169
(Address of principal executive offices) (Zip Code)
(617) 376-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value	JILL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Appointment of James Scully as Interim Chief Executive Officer

On December 5, 2019, J.Jill, Inc. (the “Company”) announced that it has appointed James Scully, a current member of the Company’s board of directors (the “Board”), to serve as the Interim Chief Executive Officer of the Company effective December 5, 2019, or such other date as may be mutually agreed in writing between the Company and Mr. Scully (the “Start Date”). On December 4, 2019, the Company entered into an offer letter with Mr. Scully, the material terms of which are set forth below.

Pursuant to his offer letter, Mr. Scully will serve as Interim Chief Executive Officer from the Start Date until the earlier of (i) the date that a permanent (non-interim) Chief Executive Officer commences employment and (ii) the date which is ninety days from the Start Date (the “Initial Term”). The Initial Term may be extended on a month-to-month basis by mutual agreement of Mr. Scully and the Company (the Initial Term and any such extended term, the “Term”).

Mr. Scully’s offer letter provides for the following compensation: (i) monthly cash compensation of $100,000; (ii) a sign on bonus of $100,0000; (iii) up to $10,000 per month in travel expenses for travel to Quincy, Massachusetts; and (iv) reimbursement of up to $10,000 in legal fees related to the negotiation of the offer letter and related arrangements. In addition, the Company also agreed to grant a sign-on equity award of 180,000 restricted stock units to Mr. Scully on his Start Date. The sign-on equity award will vest on the last day of the Initial Term.

The foregoing is only a summary of the arrangements with Mr. Scully and does not purport to be complete and is qualified in its entirety by reference to the full text of the underlying agreements.  Mr. Scully’s offer letter and related award agreement will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ending February 1, 2020.

Mr. Scully, age 54, has served as a member of the Company’s Board since August 2017 and will continue to serve as a member of the Board. Mr. Scully is a private investor and business consultant. Previously, he served as Avon Products, Inc.’s Executive Vice President and Chief Operating Officer from January 2016 to September 2017. He also served as Executive Vice President and Chief Financial Officer at Avon from March 2015 to December 2016. Prior to his role at Avon, Mr. Scully served as the Chief Operating Officer of the J. Crew Group, Inc., a specialty apparel and accessories retailer. Mr. Scully served as J. Crew’s Executive Vice President and Chief Financial Officer from September 2005 to May 2012 and Chief Administrative Officer from April 2008 to April 2013. His responsibilities at J. Crew included all aspects of Finance (Accounting, Financial Planning and Analysis, Treasury and Investor Relations) as well as Operations (Information Technology, Global Supply Chain, Production/Sourcing, Legal, Real Estate, Planning and Construction, Loss Prevention and Facilities). Prior to joining J. Crew in 2005, Mr. Scully served in key roles at Saks Incorporated from 1997 to 2005, most recently serving as Executive Vice President-Human Resources and Strategic Planning. During his tenure at Saks Incorporated, Mr. Scully also held the positions of Senior Vice President-Strategic and Financial Planning, and Senior Vice President-Treasurer. Mr. Scully currently serves as a director of BHCosmetics Services, LLC. Mr. Scully began his career at Connecticut National Bank and later became Senior Vice President-Corporate Finance at NationsBank (now Bank of America).

Linda Heasley Steps Down as Director and Chief Executive Officer and President

On December 5, 2019, the Company announced that Linda Heasley has stepped down from her current position as the Company’s President and Chief Executive Officer and her position as a member of the Company’s Board. Ms. Heasley’s resignation from the Board is effective as of December 4, 2019 and, as of such date, Ms. Heasley shall also cease to serve as the Company’s President and Chief Executive Officer and any other director and officer position held with any of the Company’s affiliates as of such date. On December 4, 2019, the Company entered into a separation agreement with Ms. Heasley (the “Separation Agreement”), the material terms of which are set forth below.

The Separation Agreement provides that in addition to payment of accrued benefits, Ms. Heasley will be entitled to (i) 12 months of base salary and health and welfare continuation, (ii) accelerated vesting of the 208,760 restricted stock units that would have otherwise vested on April 16, 2020, (iii) reimbursement for expenses she reasonably incurred in connection with one annual physical and up to $25,000.00 of professional fees incurred in connection with income tax planning and return preparation for 2019 and (iv) shipment of her office furniture, at the Company’s sole expense, to an address specified by her at her direction. Ms. Heasley’s right to these payments and benefits is conditioned upon her execution of a release and compliance with restrictive covenants, including a 12-month post-termination non-compete. The Separation Agreement also provides that Ms. Heasley will make herself reasonably available as may be requested by the Board from time to time, to cooperate with matters that pertain to her past employment with the Company and the Company shall pay directly to her counsel legal fees incurred in connection with the review of the Separation Agreement, not to exceed $15,000.

The foregoing is only a summary of the arrangements with Ms. Heasley and does not purport to be complete and is qualified in its entirety by reference to the full text of the underlying agreements.  Ms. Heasley’s Separation Agreement will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ending February 1, 2020.  Ms. Heasley’s employment agreement and related equity award arrangements (or forms thereof) were previously filed with the Securities and Exchange Commission on April 13, 2018 as Exhibits 10.14 and 10.20 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2019 and on April 11, 2018 as Exhibit 10.1 to the Company’s Current Report on Form 8-K, all of which are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 5, 2019, the Company issued a press release announcing Mr. Scully’s appointment as Interim Chief Executive Officer of the Company and Ms. Heasley stepping down from her positions with the Company. A copy of the press release is furnished herewith as Exhibit 99.1.
The information set forth in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01	Financial Statements and Exhibits
(d)           Exhibits
Exhibit No.	Description

99.1	Press Release, dated December 5, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 5, 2019
J.JILL, INC.

By:	/s/ Mark Webb
Name:	Mark Webb
Title:	Executive Vice President and Chief Financial Officer